UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
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☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☑ Definitive Additional Materials
☐ Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
MIDDLEBROOK PHARMACEUTICALS, INC.
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
(1)	Title of each class of securities to which transaction applies:

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(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
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The following communication was mailed to certain MiddleBrook stockholders on August 22, 2008:
August 22, 2008
Dear MiddleBrook Stockholder:
According to our latest records, we have not yet received your proxy for the important Special Meeting of MiddleBrook Pharmaceuticals, Inc. on September 4, 2008. Your Board of Directors has unanimously recommended that stockholders vote in favor of all the proposals on the agenda.
Please help your company avoid the expense of further solicitation by signing, dating and returning the enclosed proxy card today.
Thank you for your cooperation.
Very truly yours,
Edward M. Rudnic, Ph.D.
President and Chief Executive Officer

REMEMBER:
You can vote your shares by telephone, or via the Internet.
Please follow the easy instructions on the enclosed card.
If you have any questions, or need assistance in voting
your shares, please call our proxy solicitor,
INNISFREE M&A INCORPORATED
TOLL-FREE, at 1-888-750-5834.

Additional Information and Where to Find It:
This communication is being made in respect of the proposed equity issuance by MiddleBrook Pharmaceuticals, Inc. to EGI-MBRK, L.L.C., an affiliate of Equity Group Investments, L.L.C., and the related amendment to MiddleBrook’s stock incentive plan. In connection therewith, MiddleBrook Pharmaceuticals, Inc. has filed a definitive proxy statement with the Securities and Exchange Commission (the “SEC”). The definitive proxy statement was mailed to MiddleBrook stockholders on or about August 6, 2008. MiddleBrook stockholders are urged to read the proxy statement carefully and in its entirety because it contains important information about the proposed equity issuance and the plan amendment. In addition, the proxy statement and other documents are available free of charge from the SEC internet web site, http://www.sec.gov. The proxy statement and other pertinent documents also may be obtained for free at MiddleBrook’s web site, www.middlebrookpharma.com or by contacting Investor Relations via email at ir@middlebrookpharma.com, or by phone at 301-944-6600. MiddleBrook directors, officers, other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transactions. Information regarding MiddleBrook’s directors and executive officers is detailed in its annual report on Form 10-K previously filed with the SEC, and in the definitive proxy statement on Form 14A filed with the SEC on July 29, 2008.